INVESTMENT MANAGEMENT AGREEMENT
      INVESTMENT MANAGEMENT AGREEMENT made this 7th day of April, 2015, by and between ELKHORN ETF TRUST, a Massachusetts business trust
(the "Trust"), and ELKHORN INVESTMENTS, LLC, a Delaware limited liability company (the "Adviser").
      WHEREAS, the Trust is registered under the Investment Company
Act of 1940, as amended ("1940 Act"), as an open-end management investment company;
      WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;
      WHEREAS, the Trust intends to offer shares in series as set forth on Schedule A attached hereto and any other series as to which this Agreement may hereafter be made applicable and set forth on Schedule A, which may be amended from time to time
(each such series being herein referred to as a "Fund," and
collectively as the "Funds"); and
      WHEREAS, the Trust desires to retain the Adviser as
investment adviser, to furnish certain investment advisory and portfolio management services to the Trust with respect to the
Funds, and the Adviser is willing to furnish such services.
W I T N E S S E T H:
      In consideration of the mutual covenants hereinafter
contained, it is hereby agreed by and between the parties hereto as follows:
	1.	The Trust hereby engages the Adviser to act as the
investment adviser for, and to manage the investment and
reinvestment of the assets of, each Fund in accordance with each
Fund's investment objectives and policies and limitations, and to administer each Fund's affairs to the extent requested by and subject to the supervision of the Board of Trustees of the Trust for the period and upon the terms herein set forth.  The
investment of each Fund's assets shall be subject to the Fund's policies, restrictions and limitations with respect to securities investments as set forth in the Fund's then current registration statement under the 1940 Act, Declaration of Trust,
By-laws of the Trust and all applicable laws and the regulations of the Securities and Exchange Commission relating to the
management of registered open-end management investment
companies.
      The Adviser accepts such employment and agrees during such period to render such services, to furnish office facilities and equipment and clerical, bookkeeping and administrative services
(other than such services, if any, provided by the Funds'
transfer agent, administrator or other service providers) for the Funds, to permit any of its officers or employees to serve without compensation as trustees or officers of the Trust if elected to such positions, and to assume the obligations herein set forth for the compensation herein provided.  The Adviser shall at its own expense furnish all executive and other
personnel, office space, and office facilities required to
render the investment management and administrative services set forth in this Agreement.  In the event that the Adviser pays or assumes any expenses of a Fund not required to be paid or
assumed by the Adviser under this Agreement, the Adviser shall not be obligated hereby to pay or assume the same or similar expense in the future; provided, that nothing contained herein shall be deemed to relieve the Adviser of any obligation to a
Fund under any separate agreement or arrangement between the parties.
	2.	The Adviser shall, for all purposes herein provided, be
deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall neither have the
authority to act for nor represent the Trust in any way, nor otherwise be deemed an agent of the Trust.
	3.	For the services and facilities described in Section 1,
each Fund will pay to the Adviser, at the end of each calendar month, and the Adviser agrees to accept as full compensation therefor, an investment management fee equal to the annual rate of each Fund's average daily net assets as set forth on
Schedule A.
      For the month and year in which this Agreement becomes
effective, or terminates, there shall be an appropriate
proration on the basis of the number of days that the Agreement shall have been in effect during the month and year,
respectively.  The services of the Adviser to the Trust under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired
thereby.
	4.	During the term of this Agreement, the Adviser shall pay
all of the expenses of each Fund of the Trust (including the cost of transfer agency, custody, fund administration, legal, audit and other services and license fees) but excluding the fee payment under this Agreement, interest, taxes, brokerage
commissions and other expenses connected with the execution of portfolio transactions, distribution and service fees payable pursuant to a Rule 12b-1 plan, if any, and extraordinary
expenses.
	5.	The Adviser shall arrange for suitably qualified
officers or employees of the Adviser to serve, without
compensation from the Trust, as trustees, officers or agents of the Trust, if duly elected or appointed to such positions, and subject to their individual consent and to any limitations
imposed by law.
	6.	The Adviser is authorized to select the brokers or
dealers that will execute the purchases and sales of a Fund's securities on behalf of the Fund, and is directed to use its commercially reasonable efforts to obtain best execution, which includes most favorable net results and execution of the Fund's orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. Subject to approval by the Trust's Board of Trustees and to the extent permitted by and in conformance with applicable law (including
Rule 17e-1 of the 1940 Act), the Adviser may select brokers or dealers affiliated with the Adviser.  It is understood that the
Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust, or be in breach of any obligation owing to the Trust under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a
commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an
exchange, broker or dealer would have charged if the Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that
particular transaction or the Adviser's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion.
      In addition, the Adviser may, to the extent permitted by applicable law, aggregate purchase and sale orders of securities with similar orders being made simultaneously for other accounts managed by the Adviser or its affiliates, if in the Adviser's reasonable judgment such aggregation shall result in an overall economic benefit to a Fund, taking into consideration the
selling or purchase price, brokerage commissions and other
expenses.  In the event that a purchase or sale of an asset of a
Fund occurs as part of any aggregate sale or purchase orders, the objective of the Adviser and any of its affiliates involved in such transaction shall be to allocate the securities so
purchased or sold, as well as expenses incurred in the
transaction, among the Fund and other accounts in an equitable manner. Nevertheless, each Fund acknowledges that under some circumstances, such allocation may adversely affect the Fund with respect to the price or size of the securities positions obtainable or salable.  Whenever a Fund and one or more other investment advisory clients of the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by the Adviser to be
equitable to each, although such allocation may result in a
delay in one or more client accounts being fully invested that would not occur if such an allocation were not made.  Moreover, it is possible that due to differing investment objectives or for other reasons, the Adviser and its affiliates may purchase securities of an issuer for one client and at approximately the same time recommend selling or sell the same or similar types of securities for another client.
      The Adviser will not arrange purchases or sales of
securities between a Fund and other accounts advised by the
Adviser or its affiliates unless (a) such purchases or sales are in accordance with applicable law (including Rule 17a-7 of the
1940 Act) and the Trust's policies and procedures, (b) the
Adviser determines the purchase or sale is in the best interests of each Fund, and (c) the Trust's Board of Trustees have
approved these types of transactions.
      To the extent a Fund seeks to adopt, amend or eliminate any objectives, policies, restrictions or procedures in a manner that modifies or restricts Adviser's authority regarding the execution of the Fund's portfolio transactions, the Fund agrees to use reasonable commercial efforts to consult with the Adviser regarding the modifications or restrictions prior to such adoption, amendment or elimination.
      The Adviser will communicate to the officers and trustees
of the Trust such information relating to transactions for the
Funds as they may reasonably request.  In no instance will
portfolio securities be purchased by or sold to the Adviser or any affiliated person of either the Trust or the Adviser, except as may be permitted under the 1940 Act.
      The Adviser further agrees that it:
	(a)	will use the same degree of skill and care in
providing such services as it uses in providing services to
fiduciary accounts for which it has investment
responsibilities;
	(b)	will conform in all material respects to all
applicable rules and regulations of the Securities and
Exchange Commission and comply in all material respects
with all policies and procedures adopted by the Board of
Trustees for the Trust and communicated to the Adviser and,
in addition, will conduct its activities under this
Agreement in all material respects in accordance with any
applicable regulations of any governmental authority
pertaining to its investment advisory activities;
	(c)	will report regularly to the Board of Trustees of
the Trust (generally on a quarterly basis) and will make
appropriate persons available for the purpose of reviewing
with representatives of the Board of Trustees on a regular
basis at reasonable times the management of each Fund,
including, without limitation, review of the general
investment strategies of each Fund, the performance of each
Fund's investment portfolio in relation to relevant
standard industry indices and general conditions affecting
the marketplace and will provide various other reports from
time to time as reasonably requested by the Board of
Trustees of the Trust; and
	(d)	will prepare and maintain such books and records
with respect to each Fund's securities and other
transactions as required under applicable law and will
prepare and furnish the Trust's Board of Trustees such
periodic and special reports as the Board of Trustees may
reasonably request.  The Adviser further agrees that all
records which it maintains for each Fund are the property
of the Fund and the Adviser will surrender promptly to the
Fund any such records upon the request of the Fund
(provided, however, that Adviser shall be permitted to
retain copies thereof); and shall be permitted to retain
originals (with copies to the Fund) to the extent required
under Rule 204-2 of the Investment Advisers Act of 1940 or
other applicable law.
	7.	Subject to applicable statutes and regulations, it is
understood that officers, trustees, or agents of the Trust are, or may be, interested persons (as such term is defined in the
1940 Act and rules and regulations thereunder) of the Adviser as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested persons of the Trust otherwise than as
trustees, officers or agents.
	8.	The Adviser shall not be liable for any loss sustained
by reason of the purchase, sale or retention of any asset,
whether or not such purchase, sale or retention shall have been based upon the investigation and research made by any other
individual, firm or corporation, if such recommendation shall have been selected with due care and in good faith, except loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.
	9.	Subject to obtaining the initial and periodic approvals
required under Section 15 of the 1940 Act (after taking into effect any exemptive order, no-action assurances or other relief upon which the respective Fund may rely), the Adviser may retain one or more sub-advisers at the Adviser's own cost and expense for the purpose of furnishing one or more of the services
described in Section 1 hereof with respect to a Fund.  In
addition, the Adviser may adjust from time to time the duties delegated to any sub-adviser, the portion of portfolio assets of the Trust that the sub-adviser shall manage and the fees to be paid to the sub-adviser pursuant to any sub-advisory agreement or other arrangement entered into in accordance with this
Agreement, subject to the approvals set forth in Section 15 of the 1940 Act if required including after taking into account any exemptive order, no-action assurances or other relief upon which the respective Fund may rely.  Retention of a sub-adviser shall in no way reduce the responsibilities or obligations of the
Adviser under this Agreement and the Adviser shall be
responsible to a Fund for all acts or omissions of any
sub-adviser in connection with the performance of the Adviser's duties hereunder.
	10.	The Trust acknowledges that the Adviser intends in the
future to act as an investment adviser to other managed accounts and as investment adviser or sub-investment adviser to one or more other investment companies that are not a series of the
Trust.  In addition, the Trust acknowledges that the persons employed by the Adviser to assist in the Adviser's duties under this Agreement will not devote their full time to such efforts.
It is also agreed that the Adviser may use any supplemental
research obtained for the benefit of the Trust in providing
investment advice to its other investment advisory accounts and for managing its own accounts.
	11.	This Agreement, with respect to each Fund, was initially
approved, and is effective, provided it was approved by a vote of a majority of the outstanding voting securities held by
shareholders of the respective Fund in accordance with the
requirements of the 1940 Act.  This Agreement shall continue in effect until the termination date set forth in the attached
Schedule A, unless and until terminated by either party as
hereinafter provided, and shall continue in force from year to year thereafter, but only as long as such continuance is
specifically approved, at least annually, in the manner required by the 1940 Act.
      This Agreement shall automatically terminate in the event
of its assignment, and may be terminated at any time without the payment of any penalty by a Trust or by the Adviser upon sixty
(60) days' written notice to the other party.  Each Fund may effect termination by action of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, accompanied by appropriate notice. This Agreement may be terminated, at any time, without the payment of any penalty, by the Board of Trustees of the Trust, or by vote of a majority of the outstanding voting securities of the Trust, in the event that it shall have been established by a court of competent
jurisdiction that the Adviser, or any officer or director of the Adviser, has taken any action which results in a breach of the material covenants of the Adviser set forth herein.  Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation,
described in Section 3, earned prior to such termination and for any additional period during which the Adviser serves as such for the Fund, subject to applicable law.  The terms "assignment"
and "vote of the majority of outstanding voting securities"
shall have the same meanings set forth in the 1940 Act and the rules and regulations thereunder.
	12.	This Agreement may be amended or modified only by a
written instrument executed by both parties.
	13.	If any provision of this Agreement shall be held or made
invalid by a court decision, statute, rule, or otherwise, the remainder shall not be thereby affected.
	14.	Any notice under this Agreement shall be in writing,
addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for
receipt of such notice.
	15.	All parties hereto are expressly put on notice of the
Trust's Agreement and Declaration of Trust and all amendments thereto, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts and the limitation of shareholder and trustee liability contained therein.  This Agreement is
executed on behalf of the Trust by the Trust's officers as
officers and not individually and the obligations imposed upon the Trust by this Agreement are not binding upon any of the
Trust's Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust, and
persons dealing with the Trust must look solely to the assets of the Trust and those assets belonging to the subject Trust, for the enforcement of any claims.
	16.	This Agreement shall be construed in accordance with
applicable federal law and (except as to Section 15 hereof which shall be construed in accordance with the laws of Massachusetts) the laws of the State of Illinois.




      IN WITNESS WHEREOF, the Trust and the Adviser have caused this Agreement to be executed on the day and year above written.
ELKHORN ETF TRUST
By
Name:
Title:
ATTEST:
Name:___________________
Title:____________________
ELKHORN INVESTMENTS, LLC
By
Name:
Title
ATTEST:
Name:___________________
Title:____________________





SCHEDULE A
(As of June 7, 2016)

FUNDS

Information is displayed in the following order:

SERIES
ANNUAL RATE OF AVERAGE DAILY NET ASSETS
INITIAL BOARD APPROVAL DATE
SHAREHOLDER APPROVAL DATE
INITIAL EFFECTIVE DATE
TERMINATION DATE

Elkhorn S&P 500 Capital Expenditures
Portfolio
0.29%
April 7, 2015
April 7, 2015
April 7, 2015
March 31, 2017

Elkhorn S&P High Quality Preferred ETF
0.47%
October 23, 2015
October 23, 2015
October 23, 2015
March 31, 2017

Elkhorn FTSE RAFI U.S. Equity Income ETF
0.39%
October 23, 2015
October 23, 2015
October 23, 2015
March 31, 2017

Elkhorn FTSE RAFI Developed ex-U.S. Equity
Income ETF
0.47%
October 23, 2015
October 23, 2015
October 23, 2015
March 31, 2017

Elkhorn FTSE RAFI Emerging Equity Income ETF
0.49%
October 23, 2015
October 23, 2015
October 23, 2015
March 31, 2017

Elkhorn S&P MidCap Consumer Discretionary
Portfolio
0.29%
June 7, 2016
June 7, 2016
June 7, 2016
March 31, 2017

Elkhorn S&P MidCap Consumer Staples Portfolio
0.29%
June 7, 2016
June 7, 2016
June 7, 2016
March 31, 2017

Elkhorn S&P MidCap Energy Portfolio
0.29%
June 7, 2016
June 7, 2016
June 7, 2016
March 31, 2017

Elkhorn S&P MidCap Financials Portfolio
0.29%
June 7, 2016
June 7, 2016
June 7, 2016
March 31, 2017

Elkhorn S&P MidCap Health Care Portfolio
0.29%
June 7, 2016
June 7, 2016
June 7, 2016
March 31, 2017

Elkhorn S&P MidCap Industrials Portfolio
0.29%
June 7, 2016
June 7, 2016
June 7, 2016
March 31, 2017

Elkhorn S&P MidCap Information Technology
Portfolio
0.29%
June 7, 2016
June 7, 2016
June 7, 2016
March 31, 2017

Elkhorn S&P MidCap Materials Portfolio
0.29%
June 7, 2016
June 7, 2016
June 7, 2016
March 31, 2017

Elkhorn S&P MidCap Utilities Portfolio
0.29%
June 7, 2016
June 7, 2016
June 7, 2016
March 31, 2017

Elkhorn Fundamental Commodity ETF
0.75%
June 7, 2016
June 7, 2016
June 7, 2016
March 31, 2017

Elkhorn Commodity Technical Leaders ETF
0.95%
June 7, 2016
June 7, 2016
June 7, 2016
March 31, 2017